UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 30, 2019

DUKE REALTY CORPORATION
DUKE REALTY LIMITED PARTNERSHIP
(Exact name of registrant specified in its charter)

Duke Realty Corporation:

Indiana	1-9044	35-1740409
(State of	(Commission	(IRS Employer
Formation)	File Number)	Identification No.)

Duke Realty Limited Partnership:

Indiana	0-20625	35-1898425
(State of	(Commission	(IRS Employer
Formation)	File Number)	Identification No.)

600 East 96th Street
Suite 100
Indianapolis, IN 46240
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02.    Results of Operations and Financial Condition.

On January 30, 2019, Duke Realty Corporation, an Indiana corporation (the “Company”), the sole general partner of Duke Realty Limited Partnership, an Indiana limited partnership (the “Operating Partnership”), issued a press release (the “Press Release”) announcing its results of operations and financial condition for the quarter and year ended December 31, 2018. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated into this Item 2.02 by this reference.

The information contained in this Item 2.02, including the related information set forth in the Press Release attached hereto and incorporated by reference herein, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise. The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On January 30, 2019, the Company’s Board of Directors (the “Board”) increased the size of the Board from thirteen members to fourteen members and, upon the recommendation of the Corporate Governance Committee, appointed Mr. Warren M. Thompson, the President and Chairman of Thompson Hospitality, to the Board. Mr. Thompson will serve as a member of the Board until the 2019 annual meeting of shareholders of the Company or until his resignation or sooner removal and otherwise until his successor is elected and qualified. On January 30, 2019, the Board also determined that Mr. Thompson meets the independence standards of the New York Stock Exchange, the Company’s Corporate Governance Committee charter, and the Company’s Corporate Governance Guidelines. The Company expects that the Board will appoint Mr. Thompson to a Board committee at a future meeting.

Effective upon appointment, Mr. Thompson became eligible to receive the standard compensation provided by the Company to its other non-employee directors, as most recently disclosed in the Company’s proxy statement for its 2018 annual meeting of shareholders. There is no arrangement pursuant to which Mr. Thompson was selected as a director, and there have been no transactions regarding Mr. Thompson that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Amended and Restated Severance Agreements

The Company also entered into an Amended and Restated Severance Agreement with each of the Company’s executive officers (the “Executive Officers”) on January 30, 2019.

Each of these Amended and Restated Severance Agreements (the “Revised Agreements”) amends and restates in its entirety the prior severance agreements between the Company and each of the Executive Officers. The prior form agreement for Mr. Connor and the various amendments thereto were previously filed with the Securities and Exchange Commission as exhibits to the Company’s Annual Reports on Form 10-K filed February 29, 2009, and February 22, 2013. The prior form agreement for the other Executive Officers was previously filed with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K filed February 19, 2016.

Among other things, the Revised Agreements include updated restrictive covenants, allow officers to resign for “good reason” even absent a “change in control,” added severance for terminations due to “disability,” and added healthcare and financial planning stipends for officers whose employment terminates when they are “eligible for retirement” (as such terms are defined in the Revised Agreements). The Revised Agreements no longer provide for payments for terminations due to “cause” (as such term is defined in the Revised Agreements) and removed the sunset provision that provided that no severance would be payable to an officer age 62 or older except in connection with a change in control.

Pursuant to the Revised Agreements, an officer is entitled to receive certain separation payments and benefits upon the termination of his or her employment under various conditions. The level of severance pay depends upon the circumstances of the officer’s termination of employment. For example, if the officer were terminated by the Company without cause or the officer resigns for good reason, then he or she would be entitled to a severance payment equal to two times (2X) (or, if such termination occurs within one year following a change in control of the Company, three times (3X)) the sum of (a) his or her base salary then in effect and (b) the average annual incentive bonus paid or payable with respect to services performed in the three prior calendar years, payable over a 24-month period. If the Company terminates the officer’s employment due to his or her disability, then the officer would be entitled to a severance payment equal to the sum of (a) his or her base salary then in effect and (b) the average annual incentive bonus paid or payable with respect to services performed in the three prior calendar years, payable over a 12-month period. If the officer terminates his or her employment voluntarily, then the severance payment would equal one times (1X) his or her base salary then in effect, payable over a 12-month period.

In addition, if an officer’s employment terminates for any reason other than cause or death, and at the time of the termination the officer is at least 55 years old and has at least 10 years of service with the Company or an affiliate, then he or she also will receive a healthcare stipend and a financial advisory stipend during the severance period. The healthcare stipend is equal to the difference between (a) the cost the officer would have to pay to continue participation in the Company’s health plans under COBRA for a period of 36 months and (b) the active employee rate for such coverage, and the healthcare stipend will be reduced by 50% for months during such period in which the officer would be age 65 or over. The financial advisory stipend is equal to the cost the Company would have to pay to provide the officer the financial advisory services it provides generally to Executive Officers for a period of 36 months, calculated using the annual cost for such services in the year in which the termination date occurs. No severance or stipends would be payable if an officer is terminated for cause or death.

Regardless of the reason for termination of an officer’s employment, his or her right to the severance payments and stipends would stop if he or she violates any of the post-employment restrictive covenants in the Revised Agreement, which include non-competition, non-solicitation and non-disclosure obligations. The non-compete and non-solicitation covenants generally last for two years following termination of employment, or one year if the termination is by the Company for cause or by the officer without good reason. The Revised Agreements do not include tax gross-up provisions.

The foregoing summary is qualified in its entirety by the terms and provisions of the form of Amended and Restated Severance Agreement, which is attached hereto as Exhibit 10.1 and is incorporated into this Current Report on Form 8-K by this reference.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.1	Form of Amended and Restated Severance Agreement between the Company and its executive officers
99.1	Duke Realty Corporation press release dated January 30, 2019, with respect to its financial results for the quarter and year ended December 31, 2018*
_________________________

*	The Press Release attached hereto as Exhibit 99.1 is “furnished” and not “filed,” as described in Item 2.02 of this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DUKE REALTY CORPORATION

By:	/s/ ANN C. DEE
Ann C. Dee
Executive Vice President, General Counsel and Corporate Secretary

DUKE REALTY LIMITED PARTNERSHIP

By: Duke Realty Corporation, its general partner

By:	/s/ ANN C. DEE
Ann C. Dee
Executive Vice President, General Counsel and Corporate Secretary

Dated: January 31, 2019